Exhibit 21

Genworth Financial, Inc.’s subsidiaries are listed below. Except where noted below, Genworth Financial, Inc. owns, directly or indirectly, 100% of the outstanding shares or other equity interests of these companies (including, with respect to certain companies, shares in names of nominees and qualifying shares in names of directors).

Name	Domicile
American Agriculturist Services, Inc.	New York
American Continental Insurance Company	Tennessee
AssetMark Investment Services, Inc.	California
AssetMark Capital Corporation	California
Assigned Settlement, Inc.	Virginia
Assocred SA	France
Brookfield Life Assurance Company Limited	Bermuda
California Benefits Dental Plan	California
Capital Brokerage Corporation (also doing business as Genworth Financial Brokerage Corporation (Indiana) (Minnesota) (New Mexico) (Texas)	Washington
Centurion Capital Group Inc.	Arizona
Centurion Financial Advisers Inc.	Delaware
Centurion-Hesse Investment Management Corp.	Delaware
Centurion-Hinds Investment Management Corp.	Delaware
CFI Administrators Limited	Ireland
CFI Pensions Trustees Limited	United Kingdom
Consolidated Insurance Group Limited	United Kingdom
Continental Life Insurance Company of Brentwood, Tennessee	Tennessee
Dental Holdings, Inc.	Connecticut
European Group Financing Company Limited	Cayman Island
F.I.G. Ireland Limited	Ireland
Fee For Service, Inc. (also doing business as Fee For Service Insurance Agency (Texas))	Florida
FFRL Re Corp.	Virginia
Financial Assurance Company Limited	England
Financial Insurance Company Limited	England
Financial Insurance Group Services Ltd.	England
Financial Insurance Guernsey PCC Limited	Guernsey
Genworth Financial Life Compania de Seguros y Reaseguros de Vida S.A.	Spain
Genworth Financial Insurance Compania de Seguros y Reaseguros S.A.	Spain
Genworth Financial Trust Company	Arizona
Genworth Administrators, Inc.	Delaware
Genworth Life and Health Insurance Company	Connecticut
Genworth Financial Group Retirement, Inc.	Connecticut
Genworth Financial Asset Management, Inc	California
GE Seguros S.A. de C.V. (1)	Mexico
GLICNY Real Estate Holding, LLC	Delaware
Genworth Special Purpose Five, LLC	Delaware
Genworth Special Purpose Four, LLC	Delaware
Genworth Special Purpose One, LLC	Delaware
Genworth Special Purpose Six, LLC	Delaware
Genworth Special Purpose Three, LLC	Delaware
Genworth Special Purpose Two, LLC	Delaware
GEMIC Holdings Company	Canada
Genworth Center for Financial Learning, LLC	Delaware
Genworth Financial Advisers Corporation	Illinois

(1)	Genworth Financial, Inc. owns 99.6% of the shares of GE Seguros S.A. de C.V.

Name	Domicile
Genworth European Group Financing Holdings Company	Delaware
Genworth Financial Agency, Inc.	Virginia
Genworth Financial Asia Limited	Hong Kong
Genworth Financial Commercial Mortgage Warehouse LLC	Delaware
Genworth Financial Investment Management, LLC	Virginia
Genworth Financial European Group Holdings Limited	United Kingdom
Genworth Financial International Holdings, Inc.	Delaware
Genworth Financial Investment Services, Inc.	Illinois
Genworth Financial Mauritius Holdings Limited	Mauritius
Genworth Financial Mortgage Funding Corporation	Delaware
Genworth Financial Mortgage Guaranty India Private Limited	India
Genworth Financial Mortgage Indemnity Limited	Australia
Genworth Financial Mortgage Insurance Company Canada	Canada
Genworth Financial Mortgage Insurance Pty Ltd	Australia
Genworth Financial Mortgage Insurance Finance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Finance Pty Ltd	Australia
Genworth Financial Mortgage Insurance Holdings Pty Ltd	Australia
Genworth Financial Mortgage Insurance Limited	United Kingdom
Genworth Financial Mortgage Services Limited	United Kingdom
Genworth Financial Mortgage Solutions Limited	United Kingdom
Genworth Financial Planning Corporation	Illinois
Genworth Financial Securities Corporation (also doing business as IAN of Illinois Corporation (Texas))	Illinois
Genworth Financial Services, Inc.	Delaware
Genworth Financial Services Pty Ltd	Australia
Genworth Financial UK Finance Limited	United Kingdom
Genworth Financial UK Holdings Limited	United Kingdom
Genworth Finansal Hizmetler Anonim Sirketi	Turkey
Genworth Finansal Sigorta Aracilik Hizmetleri Anonim Sirketi	Turkey
Genworth Home Equity Insurance Corporation	North Carolina
Genworth Life and Annuity Insurance Company	Virginia
Genworth Life Insurance Company (also doing business as GECA (New York))	Delaware
Genworth Life Insurance Company of New York	New York
Genworth Mortgage Holdings, LLC	North Carolina
Genworth Mortgage Insurance Corporation	North Carolina
Genworth Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Mortgage Insurance Limited	Guernsey
Genworth Mortgage Reinsurance Corporation	North Carolina
Genworth Mortgage Services, LLC	North Carolina
Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina
Genworth Servicios, S. de R. L. de C. V.	Mexico
Genworth Seguros de Credito a la Vivienda, S.A. de C.V.	Mexico
GFCM LLC	Delaware
GNA Corporation	Washington
GNA Distributors, Inc.	Washington
GNWLAAC Real Estate Holding LLC	Delaware
HGI Annuity Service Corporation	Delaware
Hochman & Baker Insurance Services, Inc.	Illinois
Hochman & Baker Securities, Inc.	Illinois
Hochman & Baker, Inc.	Illinois
Jamestown Life Insurance Company	Virginia
LTC, Incorporated	Washington
Mayflower Assignment Corporation	New York

Name	Domicile
Newco Properties, Inc.	Virginia
Oriole CDO Inc.	Delaware
Private Residential Mortgage Insurance Corporation	North Carolina
Professional Insurance Company (also doing business as PIC Life Insurance Company (California))	Texas
River Lake Insurance Company	South Carolina
River Lake Insurance Company II	South Carolina
River Lake Insurance Company III	South Carolina
River Lake Insurance Company IV Limited	South Carolina
Rivermont Life Insurance Company I	South Carolina
Security Funding Corporation	Delaware
Sponsored Captive Re, Inc.	Vermont
United Pacific Structured Settlement Company	Florida
Verex Assurance, Inc.	Wisconsin
Viking Insurance Company, Ltd.	Bermuda
WorldCover Direct Limited	England